Exhibit 4.18

[FORM OF SERIES A MASTER NOTE]
Master Note No.
(Face of Security)
JEFFERIES FINANCIAL GROUP INC.
GLOBAL MEDIUM-TERM NOTES, SERIES A

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
[IF A GLOBAL SECURITY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JEFFERIES FINANCIAL GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

This Security is a “Master Note”, which means a Global Security within the meaning of the Indenture hereinafter referred to that provides for incorporation therein of the terms of one or more issuances of debt securities of Jefferies Financial Group Inc., a New York corporation (herein called, the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) by reference to the applicable Pricing Supplements (as defined below) (each such issuance, a “Supplemental Obligation”), as contemplated herein.

  Each Supplemental Obligation will have the terms reflected herein, as supplemented by the terms set forth in the applicable pricing supplement, prospectus supplement or other prospectus (howsoever titled) relating to such Supplemental Obligation (the “Pricing Supplement”), which Pricing Supplement is on file with the Trustee hereinafter referred to and identified in the records of the Trustee. With respect to each Supplemental Obligation, the terms of such Supplemental Obligation set forth in the applicable Pricing Supplement, together with the applicable terms of such Supplemental Obligation set forth in each other prospectus or prospectus supplement (however titled) of the Company (including any product supplement of the Company) identified in such Pricing Supplement (such terms in such Pricing Supplement together with such terms in such other prospectuses or prospectus supplements (howsoever titled) identified therein, the “Prospectus Information”), are hereby incorporated by reference herein and are deemed to be a part hereof as of the applicable Original Issue Date (as defined in the applicable Pricing Supplement), as specified on Schedule A; provided, however, for the avoidance of doubt, no hypothetical examples, risk factors, historical information or other information not considered to be terms of such Supplemental Obligation provided or incorporated by reference in the Prospectus Information shall be used to determine the terms of this Security.

With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment or elimination through the incorporation of the applicable Prospectus Information by reference, whether or not the phrase “unless otherwise provided in the Prospectus Information” or language of similar import precedes the term of this Security so modified, amended or eliminated.  It is the intent of the parties hereto that, in the case of any conflict between the applicable Prospectus Information and the terms herein, the applicable Prospectus Information shall control over the terms herein with respect to the relevant Supplemental Obligation.  Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder (as defined in the Indenture) of this Security is directed to the applicable Prospectus Information for a description of certain terms of such Supplemental Obligation.

The following terms apply to each Supplemental Obligation under this Security.  Terms that are not defined the first time they are used in this Security shall have the meaning indicated elsewhere in this Security.  Defined terms may or may not be capitalized and, without limiting the foregoing, certain defined terms may be capitalized herein but those same terms may not be capitalized in the applicable Prospectus Information.  All terms used in this Security that are not defined in this Security or in the Prospectus Information but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture.
The Principal Amount of each Supplemental Obligation shall be as specified in the applicable Prospectus Information.
With respect to each Supplemental Obligation, the Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the applicable amounts specified in the Prospectus Information on the applicable date or dates specified in the applicable Prospectus Information, in each case subject to the other provisions of this Security, including the applicable Prospectus Information.

Payment of any amount payable on this Security will be made at the office or agency maintained for that purpose in Pittsburgh, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register [if a Global Security, insert—; and provided, further, that if this Security is a Global Security, payment with respect to each Supplemental Obligation may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

JEFFERIES FINANCIAL GROUP INC.

By:	________________________
Name:
Title:

This is one of the Securities of the series designated herein and referred to within the herein-mentioned Indenture.

Dated:
THE BANK OF NEW YORK MELLON,
As Trustee

By:	________________________
Authorized Signatory

(End of Face of Security)

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of October 18, 2013 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.   To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Supplemental Obligation or certain restrictive covenants and Events of Default with respect to such Supplemental Obligation, in each case upon compliance with certain conditions set forth in the Indenture and as may be provided for in the Prospectus Information.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series).  The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 51% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in authorized denominations.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If a Global Security, insert—This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities. ]

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Security that are defined in the Prospectus Information shall have the meanings assigned to them in the Prospectus Information.  In the event of any inconsistency between the definitions in the Indenture and the definitions in the Prospectus Information, the definitions in the Prospectus Information shall govern.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT –	_______	Custodian	_______
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)
the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Date:
NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed
NOTICE: Signature must be guaranteed.

Schedule A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

(Reverse of Security continued on next page)